UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008 (October 22, 2008)

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to that certain Purchase and Sale Agreement dated September 24, 2008, among Plains Exploration & Production Company (“PXP”), certain of it subsidiaries, and OXY USA Inc. (“OXY”), we are selling certain assets to OXY for $1.25 billion.  We expect to complete the sale, which is subject to customary closing conditions, on December 1, 2008.   Effective upon the closing of such sale, certain modifications to PXP’s Amended and Restated Credit Agreement (the “Credit Facility”) will occur.

Pursuant to a letter agreement dated October 22, 2008, between PXP and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), the borrowing base will decrease from $3.1 billion to $2.7 billion.  The borrowing base will remain subject to the redetermination provisions in the Credit Facility.  Upon the receipt of $1.25 billion from the asset sale, PXP will voluntarily reduce the aggregate commitments of the lenders under the Credit Facility from $2.7 billion to $2.3 billion.  Both of these modifications will be effective upon the closing of the asset sale to OXY.  The other terms and conditions of the Credit Facility are the same.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: October 27, 2008	/s/ Winston M. Talbert
Winston M. Talbert
Executive Vice President & Chief Financial Officer

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